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                                  EXHIBIT 10.17

                               DEBENTURE AGREEMENT


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THIS CONVERTIBLE DEBENTURE HAS BEEN ISSUED PURSUANT TO A NON-PUBLIC OFFERING IN
CONFORMITY WITH AN APPLICABLE AND IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA OR ANY OTHER STATE SECURITIES COMMISSION, NOR REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL COUNSEL FOR THE COMPANY SHALL HAVE DETERMINED THAT THE INTENDED DISPOSITION IS PERMISSIBLE AND DOES NOT VIOLATE THE SECURITIES ACT OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER, OR THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS OR ANY RULES OR REGULATIONS THEREUNDER.

                           10 % CONVERTIBLE DEBENTURE

1.       PAYMENT OF PRINCIPAL AND INTEREST

         The undersigned, Remedent USA, Inc., a Nevada corporation having a principal place of business at 1220 Birch Way, Escondido, CA 92027 ("Maker"), promises to pay Dr. Timothy J. Pieper (hereinafter referred to as "Holder"), or to its successors or assigns, on or before February 8, 2002, at a place or location designated by Holder, the principal sum of Twenty Five Thousand Dollars ($25,000), bearing simple interest on the unpaid principal at the rate of ten percent (10%) per annum (computed on the basis of a 365-day year), principal due and payable on demand and interest payments to be paid quarterly.

2.       DEFAULT

         Should Maker default on any provision of this Convertible Debenture the whole sum of the principal and accrued interest shall become immediately due at the option of Holder. Default shall include, but not be limited to, the failure of Maker to perform any duties hereunder, the filing as to Maker, of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act, and the issuance's of any attachment or execution against any asset of Maker.

3.       PREPAYMENT AND CONVERSION

         Principal and interest on this Convertible Debenture may be prepaid at any time, in whole or in part, without premium or penalty in lawful money of the United States. Upon receipt of any prepayment of interest or principal, Holder hereof shall make a notation on this Convertible Debenture of the payment received.


                                       (1)
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         Should Holder at any time desire to convert this Convertible Debenture into common stock of the Maker, the conversion is at the following value: 30% of the average trading price (average of bid and ask) for the 30 day period immediately prior to the maturity date of this Convertible Debenture, for each dollar of principal and interest outstanding as of the maturity date of this Convertible Debenture. The conversion of this Convertible Debenture may be in whole or in any part of the remaining balance on the conversion date at the sole option of Holder.

4.       WAIVER OF PRESENTMENT PROTEST AND NOTICE OF DISHONOR

         Maker hereby waives presentment, protest, notice of dishonor, and all other notices normally required by law, except for notices expressly provided for in this Convertible Debenture.

5.       TIME OF THE ESSENCE

         Time is of the essence. Maker and Holder agree that time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition contained in this Convertible Debenture.

6.       EXTENSION OR RENEWAL

         Holder may, from time to time, at his sole discretion extend or renew this Convertible Debenture for any period regardless of whether the period is longer or shorter than the original period of this Convertible Debenture, However, any such extension or renewal of this Convertible Debenture shall not operate as a change or alteration of any other part of this Convertible Debenture or of the obligation, in whole or in part, of Maker therein.

7.       RELEASE OF PROMISSORY CONVERTIBLE DEBENTURE

         Holder may grant releases or compromises of this Convertible Debenture to any party who is liable to make payment on this Convertible Debenture, without notice or consent of Maker, and without affecting the liability of Maker under this Convertible Debenture.

8.       CHOICE OF LAW

         This Convertible Debenture has been entered into in the State of California, and the parties hereto expressly agree that this Convertible Debenture shall be construed in accordance with the laws of the State of California.


                                       (2)
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9.       SUCCESSORS AND ASSIGNS

         All covenants and agreements herein shall be deemed material and shall bind Maker and its successors and assigns whether so expressed or not, and all such covenants and agreements shall inure to the benefit of Holder and his nominees, successors and assigns, whether so expressed or not.

10.      WAIVER

         No course or dealing between Holder and Maker and no delay on the part of Holder in exercising any rights under this Convertible Debenture shall operate as a waiver of the rights of Holder. No covenant or other provision of neither this Convertible Debenture, nor any default in connection therewith, may be waived unless such covenant or other provision or default is waived pursuant to a written instrument signed by the parties hereto.

11.      COSTS AND ATTORNEY'S FEES

         In the event legal action is commenced to enforce or interpret any part of this Convertible Debenture the prevailing party shall be entitled to recover as an element of his and/or her costs of suit, and not as damages, reasonable attorney's fees to be fixed by the court. The "prevailing party" shall be the party who is entitled to recover his and/or her costs of suit, whether or not the suit proceeds to final judgment. No sum for attorney's fees shall be counted in calculating the amount of a judgment nor shall the amount of the judgment be used in determining the reasonableness of the costs or attorney's fees.

         WHEREFORE, this Promissory Convertible Debenture is executed as of February 8, 2001.

"HOLDER"

By:
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         Dr. Timothy J. Pieper

"MAKER"

REMEDENT USA, INC.

By:
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         Rebecca Inzunza
         Its:   President / CEO


                                       (3)